UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2005

CLEAN HARBORS, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	0-16379	04-2997780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Washington Street, Braintree, Massachusetts		02184-7535
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (781) 849-1800 ext. 4454

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 18, 2005, Clean Harbors, Inc. (the “Company”) filed Restated Articles of Organization (the “Restated Articles”) with the Massachusetts Secretary of State, and the Restated Articles became effective on May 18, 2005. A complete copy of the Restated Articles (as completed to reflect the filing with the Massachusetts Secretary of State) is filed as Exhibit 3.1A to this Report on Form 8-K. The Company’s shareholders approved the Restated Articles at the Company’s Annual Meeting of Shareholders held on May 12, 2005. The Company’s definitive proxy statement for that Annual Meeting described the proposal to approve the Restated Articles and the form of the Restated Articles was attached as Exhibit A to that proxy statement. Accordingly, the Company would be permitted by Item 5.03 of Form 8-K to defer filing a complete copy of Restated Articles until the Company’s filing of the next Quarterly Report on Form 10-Q.  However, the Company has elected to file the complete copy of the Restated Articles as an Exhibit to this Report on Form 8-K in order to facilitate the incorporation by reference of the complete copy into filings to be made by the Company after this date under the Securities Act of 1933 and the Securities Exchange Act of 1934.

Item 9.01        Financial Statements and Exhibits

(c) Exhibits

3.1A        Restated Articles of Organization.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Harbors, Inc.
(Registrant)

May 19, 2005	/s/ Carl d. Paschetag, Jr.
Vice President, Treasurer and
Controller